EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 186 to the Registration Statement (the “Registration Statement”) of MFS Series Trust X (the “Trust”) (File Nos. 33-1657 and 811-4492), of my opinion dated July 28, 2022, appearing in Post-Effective Amendment No. 169 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 28, 2022.

 /s/TIFFANY KO

 Tiffany Ko

 Counsel

Boston, Massachusetts

March 27, 2026